UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant  [ X ]

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Check the appropriate box:

[ X ] Preliminary Proxy Statement

[   ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
      RULE 14A-6(E)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12



                           ARVIDA/JMB PARTNERS, L.P.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[ X ] No fee required.

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      0-11.

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      (2)   Aggregate number of securities to which transaction applies:
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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                           ARVIDA/JMB PARTNERS, L.P.
                           900 North Michigan Avenue
                           Chicago, Illinois   60611




                                                 September [___], 2002




To the Holders of Interests in Arvida/JMB Partners, L.P.:

      We are writing to request your consent to an amendment (the "Amendment") of the Amended and Restated Agreement of Limited Partnership of Arvida/JMB Partners, L.P. (the "Partnership") dated as of September 10, 1987 (as amended to date, the "Partnership Agreement") to extend the term of the liquidation period to a time no later than October 31, 2005. Enclosed for your consideration is a Consent Solicitation Statement, dated September [___], 2002 (the "Solicitation Statement"), and a form of Consent ("Consent Form") for you to indicate whether to grant your consent to the Amendment. The consent of the persons owning a majority in interest of the outstanding units of limited partnership interest and assignee interests therein (the "Interests") in the Partnership, or 202,001 Interests is required to approve the Amendment.

      The Amendment will enable the Partnership to retain one or two of its significant assets for a longer period of time than that currently provided in the Partnership Agreement in order to allow the Partnership to seek to realize a higher value for those remaining assets, all as more fully described in the Solicitation Statement.

      ARVIDA/JMB MANAGERS, INC, THE GENERAL PARTNER OF THE PARTNERSHIP (THE "GENERAL PARTNER"), RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT BY COMPLETING, DATING AND SIGNING THE ENCLOSED CONSENT FORM AND RETURNING IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE.

      Your participation is important. Please note that this solicitation will expire no later than 5:00 p.m., Chicago time, on October [___], 2002. As a result, you should take appropriate steps to ensure that your completed and executed Consent Form is received by the General Partner no later than that date.

      If you have any questions or require any assistance in completing and returning the Consent Form, please contact our Solicitation Agent, [______________], by mail at [______________________]; by overnight courier service at [___________________]; or by phone at [_____________________] or by fax at [______________________].



                                     Very truly yours,

                                     ARVIDA/JMB MANAGERS, INC.



                                     /s/ Gary Nickele
                                     Gary Nickele
                                     Vice President

                           ARVIDA/JMB PARTNERS, L.P.
                           900 North Michigan Avenue
                           Chicago, Illinois   60611



                        CONSENT SOLICITATION STATEMENT


      The Consent Solicitation Statement ("Solicitation Statement") is being furnished to persons who are holders ("Holders" or "Holders of Interests") of limited partnership interests or assignee interests therein ("Interests") in Arvida/JMB Partners, L.P. (the "Partnership") on or about September [___], 2002.

      As discussed in greater detail in "Description of the Amendment" below, in accordance with an election made by Arvida/JMB Managers, Inc., the general partner of the Partnership (the "General Partner") in 1997, the Partnership is (subject to limited exception) scheduled to liquidate its assets by October 31, 2002. However, the Partnership has not sold all of its remaining assets and given current market conditions, the General Partner believes that it would not be prudent to sell all of the remaining assets by October 31, 2002 as any such sale might be at a discount to the potential realizable value of certain of those assets. The proposed amendment (the "Amendment") to the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 10, 1987 (as amended to date, the "Partnership Agreement") will allow the General Partner up to three additional years to seek to sell the remaining assets of the Partnership at what it believes may be increased values from those which could be obtained today.

      The Amendment involves risks and conflicts of interest that should be considered by the Holders of Interests. See "Risk Factors" beginning on page 7 and "Conflicts of Interest" beginning on page 8. In particular, Holders of Interests should consider the following:

      . The Amendment may extend the period until Holders of Interests otherwise receive final liquidating distributions from the Partnership, possibly by up to three years or more.

      . The recommendation by the General Partner of the Amendment involves potential conflicts of interest as affiliates of the General Partner will have the opportunity to earn additional economic benefits through October 31, 2005.

      THE GENERAL PARTNER RECOMMENDS THAT HOLDERS OF INTERESTS CONSENT TO THE AMENDMENT.


CONSENT RIGHTS AND PROCEDURES

      This Solicitation Statement is being sent to Holders of record at the close of business on September [___], 2002 (the "Record Date"). Only Holders of record on the Record Date are entitled to notice of and to consent to the Amendment and may execute and deliver a Consent Form. At the close of business on the Record Date, the Partnership had 404,000 Interests outstanding and entitled to vote held of record by approximately 16,300 persons. Holders of Interests are entitled to one vote for each Interest held.

      The Initial Limited Partner will vote each Interest held in its name for the benefit of Holders of Interests in accordance with the terms of the Consents delivered by each such Holder.

      The approval of the Amendment requires the affirmative vote of Holders owning a majority of the outstanding Interests, or 202,001 Interests.

      THE SOLICITATION OF CONSENTS WILL EXPIRE ON 5:00 P.M., CHICAGO TIME, ON OCTOBER [___], 2002, SUBJECT TO EXTENSION IN THE SOLE DISCRETION OF THE GENERAL PARTNER (THE "EXPIRATION DATE"). THE SOLICITATION OF CONSENTS WILL CEASE AT SUCH TIME (BUT NO EARLIER THAN OCTOBER ___, 2002) AS THE GENERAL PARTNER RECEIVES THE AFFIRMATIVE VOTE (NOT PREVIOUSLY REVOKED) OF HOLDERS OWNING A MAJORITY OF THE OUTSTANDING INTERESTS.

      Holders of Interests who desire to consent to the Amendment should do so by marking the appropriate box on the Consent Form included herewith, and signing, dating and delivering the Consent Form to [____________] (the "Solicitation Agent") by mail in the self-addressed, postage paid envelope enclosed for that purpose, by overnight courier or by facsimile at the address or facsimile number set forth above and on the Consent Form, all in accordance with the instructions contained herein and therein.

      All Consent Forms that are properly completed, signed and delivered to the Solicitation Agent and not properly revoked prior to the Expiration Date, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NEITHER THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAINS" BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE HOLDER OF INTERESTS WILL BE DEEMED TO HAVE CONSENTED TO THE AMENDMENT.

      Consent Forms must be executed in exactly the same manner as the name(s) in which the ownership of the Interests is registered. If the Interests to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

      The execution and delivery of a Consent Form will not affect a Holder's right to sell or transfer the Interests. All properly completed and executed Consent Forms received by the Solicitation Agent prior to the Expiration Date will be effective notwithstanding a record transfer of such Interests subsequent to the Record Date, unless the Holder who submitted it revokes such Consent Form prior to 5:00 p.m., Chicago time, on the Expiration Date by following the procedures set forth below under "Revocation Procedures."

      All questions as to validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

GENERAL INFORMATION

      The Partnership is a limited partnership that was originally organized under the laws of the State of Illinois on January 28, 1987 and reconstituted as a limited partnership under the laws of the State of Delaware on April 8, 1987. The Partnership commenced selling Interests on September 16, 1987. The Partnership completed its public offering on October 31, 1987, raising a total of $400,000,000 from the sale of 400,000 Interests to persons who became Holders of Interests. The Partnership sold an additional 4,000 Interests to an affiliate of the dealer-manager of the public offering of Interests.

      The General Partner is an indirect wholly owned subsidiary of JMB Realty Corporation ("JMB Realty"). Substantially all of the stock of JMB Realty is owned by its officers, directors, members of their families and their affiliates. The General Partner has responsibility for all aspects of the Partnership's operations. Pursuant to a management agreement between the Partnership and Arvida Company ("Arvida"), an affiliate of JMB Realty, through the end of 1997 Arvida provided development and management supervisory and advisory services and the personnel therefor to the Partnership for all of its projects and operations, subject in each case, to the overall control of the General Partner. Pursuant to a sub-management agreement between Arvida and St. Joe/Arvida Company, L.P. ("St. Joe/Arvida"), since 1998 St. Joe/Arvida has provided a substantial portion of the development and management supervisory and advisory services (and personnel with respect thereto) to the Partnership that Arvida would otherwise provide pursuant to its management agreement with the Partnership. Effective January 1, 1998, St. Joe/Arvida employed most of the same personnel previously employed by Arvida, and the services provided to the Partnership pursuant to the sub-management agreement generally have been provided by the same personnel. Affiliates of JMB Realty own a minority interest in St. Joe/Arvida. Please read "The Amendment" for a more detailed description of these and other transactions between the Partnership and the General Partner or its affiliates.

      Since its formation, the Partnership has been principally engaged in the development of comprehensively planned resort and primary home communities containing a diversified product mix designed for the middle and upper income segments of the various markets in which the Partnership operated. In addition, the Partnership has provided development and management services to the homeowners associations within the communities.

   THIS SOLICITATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS INCLUDE INFORMATION ABOUT POSSIBLE OR ASSUMED FUTURE RETURNS OR PERFORMANCE AND ABOUT THE POSSIBLE EFFECTS OF THE AMENDMENT TO THE PARTNERSHIP AGREEMENT, INCLUDING DISCUSSIONS CONCERNING THE VALUE OF, OR AMOUNT TO BE REALIZED FOR, PROPERTIES TO BE SOLD IN THE FUTURE IF THE AMENDMENT IS APPROVED. ALSO, THE WORDS "BELIEVES," "LIKELY," "ANTICIPATES" AND "EXPECTS" AND SIMILAR EXPRESSIONS USED IN THIS PROXY STATEMENT ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE PARTNERSHIP TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL OPERATIONS OF
THE PARTNERSHIP.   AMONG OTHER THINGS, IF THE AMENDMENT IS APPROVED, THE
FUTURE VALUE OF, OR AMOUNT TO BE REALIZED FOR, PROPERTIES TO BE SOLD IN THE FUTURE MAY BE ADVERSELY AFFECTED BY, AMONG OTHER FACTORS, ADVERSE GENERAL NATIONAL OR LOCAL ECONOMIC CONDITIONS OR AN ECONOMIC RECESSION, CHANGES IN INTEREST RATES OR RESTRICTIONS IN FINANCING FOR BUYERS OF RECREATIONAL PROPERTIES SUCH AS THE WESTON HILLS COUNTRY CLUB OR COMMERCIAL PROPERTIES SUCH AS THE SHOPPES OF TOWN CENTER IN WESTON, AND OTHER FACTORS AFFECTING THE OPERATION OR SALE OF CLUBS OR COMMERCIAL PROPERTIES.


SOLICITATION OF CONSENTS

      The accompanying Consent Form is solicited on behalf of the General
Partner.

      The expenses of soliciting Consent Forms will be paid by the Partnership. Solicitations may be made by representatives of the General Partner, none of whom will receive additional compensation for such solicitations. The costs of preparing, assembling, printing and mailing this Solicitation Statement and Consent Form are expected to be approximately $[_____]. The Partnership has retained [_____] to act as its Solicitation Agent in connection with this consent solicitation. The fees and expenses of the Solicitation Agent are expected to be approximately $[_____].

      If you have any questions or require any assistance in completing and returning the Consent Form, please contact our Solicitation Agent, [______________], by mail at [______________________]; by overnight courier service at [___________________]; or by phone at [______________________]
or by fax at [______________________].

REVOCATION PROCEDURES

      Any person signing a Consent Form has the power to revoke it. In order to be effective, a notice of revocation of the Consent Form must (i) contain the name(s) of the person(s) who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to the Solicitation Agent stating that the prior Consent Form is revoked, (iii) be signed in the same manner as the original signature(s) on the Consent Form and (iv) be received by the Solicitation Agent prior to 5:00 p.m., Chicago time, on the Expiration Date at one of its addresses or the fax number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or fax number or is not received in a timely manner will not be effective to revoke the Consent Form previously given. A revocation of a Consent Form can only be accomplished in accordance with the foregoing procedures.


DISSENTER'S RIGHTS

      Holders of Interests do not have any dissenter's or appraisal rights with respect to the Amendment as neither state law nor the Partnership Agreement provides rights to Holders of Interests who object to the Amendment to the Partnership Agreement. Such rights, when they exist, give the holders of securities the right to surrender their securities for an appraised value in cash, if they oppose a merger or similar reorganization.

Finally, no such right will be voluntarily provided in connection with the Amendment of the Partnership Agreement.


OWNERSHIP OF INTERESTS

      To the knowledge of the General Partner, as of September [___], 2002, except as set forth below, no person owned beneficially more than 5% of the outstanding Interests.

      (a) The following have reported beneficial ownership of more than 5% of the outstanding Interests of the Partnership.

                                          AMOUNT AND
             NAME AND ADDRESS             NATURE OF
TITLE        OF BENEFICIAL                BENEFICIAL          PERCENT
OF CLASS     OWNER                        OWNERSHIP           OF CLASS
--------     ----------------             ----------          --------

Interests    The St. Joe Company          106,200.4399        26.3%
                                          Interests (1)

Interests    Alfred I. duPont             106,200.4399        26.3%
             Testamentary Trust           Interests (2)

                                          AMOUNT AND
             NAME AND ADDRESS             NATURE OF
TITLE        OF BENEFICIAL                BENEFICIAL          PERCENT
OF CLASS     OWNER                        OWNERSHIP           OF CLASS
--------     ----------------             ----------          --------

Interests    The Nemours Foundation       106,200.4399        26.3%
                                          Interests (2)

Interests    Winfred L. Thornton          106,200.4399        26.3%
                                          Interests (2)

Interests    William T. Thompson III      106,200.4399        26.3%
                                          Interests (2)

Interests    Hugh M. Durden               106,200.4399        26.3%
                                          Interests (2)

Interests    John F. Porter III           106,200.4399        26.3%
                                          Interests (2)

Interests    Herbert H. Peyton            106,200.4399        26.3%
                                          Interests (2)


(1) Reflects beneficial ownership of Interests held directly by The St. Joe Company, for which it has been reported that it has shared voting and dispositive power. The address for The St. Joe Company is 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207.

(2) Reflects indirect beneficial ownership of Interests held directly by The St. Joe Company. Messrs. Thornton, Thompson, Durden, Porter and Peyton are trustees and directors of the Alfred I. duPont Testamentary Trust (the "Trust") and The Nemours Foundation (the "Foundation"), respectively. As a result of the Trust's and the Foundation's respective direct and beneficial ownerships of outstanding shares of common stock of The St. Joe Company, the Trust, Foundation and Messrs. Thornton, Thompson, Durden, Porter and Peyton are or may be deemed to be indirect beneficial owners of 106,200.4399 Interests owned directly by The St. Joe Company for which they each have or may be deemed to have shared voting and dispositive power. See note (1) above. The address for each of the Trust, Foundation and Messrs. Thornton, Thompson, Durden, Porter and Peyton is 4600 Touchton Road, East Building, Suite 500, Jacksonville, Florida 32207.

      (b) The initial limited partner, an affiliate of the General Partner, owns 5 Interests. Neither the General Partner nor any of its executive officers and directors beneficially own any other Interests of the Partnership.

      (c) There exists no arrangement, known to the Partnership, the operation of which may at a subsequent date result in a change in control of the Partnership.


ANNUAL REPORTS

      The Partnership's Annual Report for the year ended December 31, 2001, ("Annual Report"), which includes Management's Discussion and Analysis of Financial Condition and Results of Operation as well as audited financial statements of the Partnership, was mailed to all Holders of Interests of record as of May 9, 2002, on or about May 9, 2002. The Partnership will provide without charge to each Holder an additional copy of the Annual Report upon request. Address your request to Investor Services by calling
(312)915-1987, or by writing JMB Investor Services, 900 North Michigan
Avenue, Chicago, Illinois   60611.

THE AMENDMENT

      Under existing Section 5.5J(i) of the Partnership Agreement, the General Partner was required to elect one of the following courses of action: (a) to cause the Interests to be listed and quoted on a United States national exchange or to be reported by the National Association of Securities Dealers Automated Quotation System on or prior to the October 31, 1997; (b) to purchase, or cause JMB Realty or its affiliates to purchase, all of the outstanding Interests at their then appraised fair market value on October 31, 1997; or (c) to commence a liquidation phase on October 31, 1997 which liquidation shall be completed by October 31, 2002. Existing Sections 5.5J (ii) and (iii) required certain procedures to be followed in the event that either (b) or (c) from the previous sentence were elected.

      On October 23, 1997, the Board of Directors of the General Partner met and approved a resolution selecting the option to commence an orderly liquidation of the Partnership's remaining assets. Since October 1997 the Partnership has sold a substantial amount of assets in an effort to liquidate the Partnership. For example, during the last three months of 1997, the Partnership sold Parkway Center, a mixed use center containing approximately 258,000 square feet of office and retail space and a Radisson Suite Hotel; the Cabana Club located in the Sawgrass Community; and two retail shopping centers located in the Weston Community. In 1998 the Partnership sold its cable operation in the Weston Community and the remaining memberships in the Sawgrass Country Club. In 1999 the Partnership completed the sale of the River Hills Country Club as well as its residential resale brokerage operations in Weston, Sawgrass and Boca Raton, Florida. During 2000 and 2001, the Partnership made a bulk sale of its remaining lot inventory (approximately 103 developed and undeveloped lots and the sales center) at its Waters Edge Community, closed on the sale of the remaining lots at its Cullasaja Community and the remaining equity memberships in the Cullasaja Club and sold the Weston Athletic Club. In addition, since the beginning of 1998 the Partnership (including various of its joint ventures) has closed on the sale of approximately 5,900 housing units, more than 360 homesites and in excess of 130 acres of developed and undeveloped land tracts as well as interests in a number of office buildings. These sales have resulted in the close out of the River Hill Community, Arvida's Grand Bay condominium project on Longboat Key, Florida, the Cullasaja and Water's Edge Communities as well as the near sell-out of all housing units and homesites at the Partnership's largest community, Weston, in Broward County, Florida. Since February 1997 the Partnership has distributed to the Holders over $1,150 per Interest.

      The principal real estate assets remaining consist of The Shoppes of Town Center in Weston, a mixed use retail/office plaza containing approximately 158,000 net leasable square feet, the Weston Hills Country Club in the Weston Community and an approximate 46 acre parcel near Ocala, Florida (the "Ocala Parcel"). Other remaining assets include various and miscellaneous other smaller land parcels to be sold in their respective current states, tangible personal property including vehicles and furniture, fixtures and equipment used in the Partnership's operations and receivables.

      Given current market conditions, the General Partner believes that it would not be prudent, or may not be possible, to sell all of the remaining assets by October 31, 2002, in particular The Shoppes of Town Center in Weston, the Weston Hills Country Club and the Ocala Parcel, as any such sales might be at a discount to the potential realizable value of those assets if held for a longer period of time. Alternatively, not all such sales may be effected by October 31, 2002. While the General Partner has been marketing The Shoppes of Town Center in Weston, the Weston Hills Country Club and the Ocala Parcel for sale, it believes that with additional time, the Partnership may be able to sell those assets at higher prices than those that could be obtained today. In addition, the General Partner believes that having additional time to sell the Partnership's assets may improve the Partnership's negotiating position for the sale of its remaining assets and decrease the likelihood that a prospective buyer may seek a price reduction as a result of the Partnership's need or desire to complete a sale quickly. Accordingly, the General Partner believes that it would be in the best interest of Holders if these properties were held for a longer period of time before their sale than that contemplated by the Partnership Agreement. While the General Partner will continually monitor the market in determining whether and when the remaining properties should be sold in order to maximize the distributions to be paid to Holders of Interests, the Partnership's remaining properties would be sold during the next three year period, whether or not the realizable value of the properties increases.

      Therefore, on August 8, 2002, the sole Director of the General Partner voted to approve and recommend an amendment to the Partnership Agreement to extend the period for liquidation of the assets of the Partnership pursuant to existing Section 5.5J of the Partnership Agreement for up to three years and to make other related changes to that section of the Partnership Agreement. The text of the proposed Amendment is set forth on Annex A hereto. Although the General Partner's expectations are dependent upon a number of factors and there can be no assurance that the additional period will result in increased proceeds to the Holders of Interests, the General Partner believes that extending the life of the Partnership will provide them with a better opportunity to realize the greatest potential of its remaining properties.

      If the proposal is approved by Holders of Interests, it will become effective promptly following such approval. Under the terms of the Amendment, once the remaining assets are sold, in order to provide for a cost-effective wind-up of all of the obligations of the Partnership, the General Partner will be authorized, in its sole discretion, to complete the termination of the Partnership by forming a liquidating trust (the "Liquidating Trust"), the trustee or trustees of which are expected to be an officer or officers of the General Partner, contributing the remaining liquid Partnership assets to the Liquidating Trust subject to all outstanding obligations and liabilities of the Partnership, and distributing to Holders of Interests their proportionate interests in the Liquidating Trust. Subsequently, after providing for the payment or satisfaction of all such obligations and liabilities, the trustee(s) of the Liquidating Trust would distribute any remaining proceeds to the holders of the interests in the Liquidating Trust.

      Under Section 10.3 of the Partnership Agreement (Conditions to Action by Limited Partners), the right of Limited Partners to vote to amend the Partnership Agreement is void if prior to or within 15 days after a vote, among other things, the Partnership has received an opinion of counsel, which counsel is satisfactory to a majority in interest of the Holders of Interests, that such action may not be effected without adversely affecting the status of Limited Partners as limited partners of the Partnership or a state court having original jurisdiction in the premises has entered a judgment which has become final to the same effect. The Partnership has received an opinion of its counsel, Mayer, Brown, Rowe & Maw, that the Amendment may be implemented without adversely affecting the status of Limited Partners as limited partners of the Partnership.

      It is anticipated that during the extension of the Partnership's term, the Partnership will continue to operate in accordance with the terms of the Partnership Agreement. Since the General Partner and certain affiliates of the Partnership have entered into management and other arrangements with the Partnership as described in greater detail under "Conflicts of Interest" below with respect to its operations, these persons will be entitled to continue to receive compensation or reimbursements from the Partnership in connection with their performance of these arrangements.

As a result, the extension of the liquidation period of the Partnership could be viewed as involving certain conflicts of interest between the Partnership and the General Partner or its affiliates.

      The General Partner recommends a vote FOR this Proposal.

RISK FACTORS

      THE CONSENT OF A MAJORITY OF THE INTERESTS WILL BIND ALL HOLDERS. Pursuant to Section 11.2B of the Partnership Agreement, the consent of Holders holding a majority of the outstanding Interests is required to
amend the Partnership Agreement.   Accordingly, even if you are not in
favor of extending the liquidation period of the Partnership, if a majority in interest of the outstanding Interests consent to the Amendment of the Partnership Agreement, you will be bound by the revised terms of the Partnership Agreement, including the new extended liquidation period of the Partnership.

      EXTENDING THE LIQUIDATION PERIOD OF THE PARTNERSHIP COULD DELAY PAYMENT OF THE FINAL LIQUIDATING DISTRIBUTION. In accordance with the election of the General Partner made on October 23, 1997 to commence an orderly liquidation of the assets of the Partnership, the Partnership generally is required to complete its liquidation of assets by October 31, 2002 (subject to Section 8.3 of the Partnership Agreement). If the Amendment is approved by Holders of Interests, the final liquidation of the Partnership's non-liquid assets generally could be delayed until October 31, 2005, and you would remain a Holder of Interests until that time. This could result in a similar (or even longer if the Liquidating Trust is established to complete the liquidation of the Partnership in
2005) delay in the Partnership making final liquidating distributions to Holders of Interests and terminating the Partnership.

      A COMPLETE LIQUIDATION TODAY LIKELY COULD RESULT IN A LOWER CASH DISTRIBUTION TO HOLDERS OF INTERESTS. Given current market conditions, the General Partner believes that it would not be prudent sell the remaining assets by October 31, 2002 as one or more of such sales might be at a discount to the potential value of some of those assets. As a result, you should be aware that if the Amendment to the Partnership Agreement is not approved, the General Partner will attempt to sell the remaining assets as promptly as possible and may be forced to accept prices below which it believes would be the fair market value of those assets. However, if the Amendment is not approved by Holders of Interests and the remaining assets of the Partnership are not able to be sold by October 31, 2002 without undue loss to the Holders, in order to avoid such loss the General Partner may determine, in accordance with Section 8.3 of the Partnership Agreement, to defer the disposition and withhold from distribution to Holders of Interests for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations. There is no assurance, however, that deferring such disposition would result in the Partnership realizing greater proceeds than if the remaining assets were disposed of today.

      NO ASSURANCE THAT ASSETS WILL INCREASE IN VALUE. There can be no assurance that the value of the remaining assets will increase during the next three years, and in fact, they may actually decrease. Accordingly, if the Amendment is approved, there can be no assurance that you would receive more proceeds than if the Partnership were liquidated today.

      CONFLICTS OF INTERESTS OF GENERAL PARTNER. The General Partner has conflicts of interest with respect to the Amendment, particularly due to the fact that affiliates of the General Partner will continue to receive compensation, primarily in the form of reimbursements, for up to an additional three years. In general, except for the interests of the General Partner and Associate Limited Partners in distributions of cash and allocations of profits and losses from the Partnership (which interests in distributions of cash and allocations of profits and losses will remain as currently set forth in the Partnership Agreement and will not be changed by the Amendment) and except for the reimbursements to the General Partner and its affiliates for services rendered to the Partnership, the only compensation to be received by the General Partner and its affiliates from the Partnership as a result of the extension of the liquidation period pursuant to the Amendment is expected to be insurance brokerage commissions for insurance coverage for the Partnership's remaining assets and operations during the extended liquidation period. We encourage you to read the section titled "Conflicts of Interest" in its entirety for a complete discussion of the conflicts of interest that may arise in connection with the Amendment.

CONFLICTS OF INTEREST

      PARTNERSHIP INTERESTS. The officers and directors of the General Partner receive no direct remuneration in such capacities from the Partnership. The General Partner and the Associate Limited Partners are entitled to receive a share of cash distributions, when and as cash distributions are made to Holders of Interests, and a share of profits or
losses.   In general, and subject to certain limitations, the distribution of Cash Flow (as defined in the Partnership Agreement) by the Partnership is allocated 90% to Holders of Interests and 10% to the General Partner and Associate Limited Partners (collectively) until Holders of Interests have received cumulative distributions of Cash Flow equal to a 10% per annum return (non-compounded) on their Adjusted Capital Investments (as defined in the Partnership Agreement) plus the return of their Capital Investments (i.e., $1,000 per Interest). Pursuant to the terms of the Partnership Agreement, after the Holders of Interests receive such cumulative distributions, the interests of the General Partner and Associate Limited Partners (collectively) in distributions of Cash Flow from the Partnership increase. However, the Holders of Interests are expected to receive cumulative distributions of Cash Flow that are less than the sum of a 10% per annum return (non-compounded) on their Adjusted Capital Investments plus the return of their Capital Investments, regardless of the amount of time that it takes for the completion of the liquidation of the Partnership's assets. Accordingly, the interests of the General Partner and Associate Limited Partners (collectively) in distributions of Cash Flow from the Partnership are expected to remain at the 10% level and not increase during the extended period for the liquidation of the Partnership's assets provided for by the Amendment. The General Partner and the Associate Limited Partners, collectively, received or were deemed to have received cash distributions in 2001 totaling approximately $8,983,366 and during the six-months ended June 30, 2002 totaling $12,344,444.

      Profits and losses of the Partnership generally are allocated as follows: (i) profits are allocated such that the General Partner and the Associate Limited Partners will be allocated profits equal to the amount of Cash Flow distributed to them for such fiscal period with the remainder allocated to Holders of Interests, except that in all events, the General Partner will be allocated at least 1% of profits, and (ii) losses will be allocated 1% to the General Partner, 1% to the Associate Limited Partners and 98% to Holders of Interests. In the event profits to be allocated in any given year do not equal or exceed cash distributed to the General Partner and the Associate Limited Partners for such year, the allocation of profits generally will be as follows: the General Partner and the Associate Limited Partners will be allocated profits equal to the amount of Cash Flow distributed to them for such year. The Holders of Interests will be allocated losses such that the sum of amounts allocated to the General Partner, Associate Limited Partners and Holders of Interests equals the profits for the given year. Such allocation of profits reduces or prevents deficit balances in the capital accounts of the General Partner and one of the Associate Limited Partners and their obligation under the terms of the Partnership Agreement to make capital contributions in the amount of the deficit balances in the capital accounts (determined for Federal income tax purposes) upon termination of the Partnership.

      INFORMATION SYSTEMS SHARING. The Partnership and Arvida have entered into an information systems sharing agreement that sets forth (i) the Partnership's and Arvida's mutual ownership rights with respect to certain proprietary computer software jointly developed by the Partnership and Arvida, and (ii) the arrangement for the sharing by Arvida of certain computer hardware and software owned, leased or licensed by the Partnership and its affiliates and various related information systems services (collectively, the "Information Resources"), provided that Arvida pays its allocable share of the costs of using such Information Resources.

      REIMBURSEMENTS. The Partnership makes reimbursements of certain expenses to the General Partner and its affiliates, and the General Partner and its affiliates make reimbursements of certain expenses to the Partnership, all as described below. The total amount of net reimbursements by the Partnership to the General Partner in 2001 was approximately $317,000 and for the six months ended June 30, 2002 was approximately $113,000. Amounts payable to or by the General Partner or its affiliates do not bear interest.

      In November 1997, St. Joe/Arvida acquired the major assets of Arvida, including the Arvida name and service marks with respect to the Arvida name. Pursuant to a license agreement with Arvida, the Partnership has a non-exclusive right to use the Arvida name and service marks with respect to the Arvida name. In connection with the acquisition of Arvida's assets, St. Joe/Arvida was assigned Arvida's rights and obligations under the license agreement with the Partnership. In addition, St. Joe/Arvida was assigned Arvida's rights and obligations under the information systems sharing agreement discussed above. St. Joe/Arvida also entered into a sub-management agreement with Arvida, effective January 1, 1998, whereby St. Joe/Arvida provides a substantial portion of the development and management supervisory and advisory services (and the personnel therefor) to the Partnership that Arvida would otherwise provide pursuant to its management agreement with the Partnership. Effective January 1, 1998, St. Joe/Arvida employed most of the personnel previously employed by Arvida, and the services provided to the Partnership pursuant to the sub-management agreement generally have been provided by the same personnel. St. Joe/Arvida is reimbursed for such services and personnel on the same basis as Arvida under its management agreement, and such reimbursements are made directly to St. Joe/Arvida by the Partnership. The total of such reimbursements made during the year ended December 31, 2001, was approximately $4,446,000 and during the six month period ended June 30, 2002 was approximately $2,784,000. In addition, approximately $63,900 was accrued but unpaid at June 30, 2002 pursuant to the sub-management agreement. The Partnership also receives reimbursement from St. Joe/Arvida or its affiliates for certain general and administrative costs incurred by the Partnership, including, without limitation, salary and salary-related costs relating to work performed by employees of the Partnership on behalf of St. Joe/Arvida. For the year ended December 31, 2001 and the six months ended June 30, 2002, the Partnership received approximately $4,244,000 and $2,668,300, respectively, from St. Joe/Arvida or its affiliates. In addition, approximately $398,100 was accrued but unpaid at June 30, 2002 for such reimbursements.

      The General Partner or its affiliates are entitled to reimbursement for their direct expenses or out-of-pocket expenses relating to the administration of the Partnership and the acquisition, development, ownership, supervision, and operation of the Partnership assets. In 2001 and the first six months of 2002, the General Partner and its affiliates were entitled to reimbursements for legal, accounting, portfolio management and treasury services. Such reimbursements for 2001 and the first six months of 2002 were approximately $632,400 and $216,600, respectively.

      The Partnership was also entitled to receive reimbursements from affiliates of the General Partner for certain general and administrative expenses including, without limitation, salary and salary-related expenses relating to work performed by employees of the Partnership and certain out-of-pocket expenditures incurred on behalf of such affiliates. For the year ended December 31, 2001 and the six month period ended June 30, 2002, the total of such reimbursements was approximately $315,500 and $104,000, respectively. Approximately $13,600 was accrued and unpaid at June 30, 2002 for such reimbursements.

      INSURANCE BROKERAGE. JMB Insurance Agency, Inc., an affiliate of the General Partner, earned and received insurance brokerage commissions in 2001 and the first six months of 2002 of approximately $284,500 and $20,300, respectively, in connection with providing insurance coverage for its properties and operations of the Partnership. Such commissions are at rates set by insurance companies for the classes of coverage provided.


WHERE YOU CAN FIND MORE INFORMATION

      The Partnership files annual and quarterly reports, and when required, proxy statements, and other information with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The Partnership's filings with the SEC are available to the public through the SEC's Electronic Data Gathering, Analysis and Retrieval system accessible through the SEC's web site at http://www.sec.gov. Holders of Interests also may read and copy any report, statement, or other information that the Partnership has filed with the SEC at the SEC's public reference room at the following location:

                         Public Reference Room
                         450 Fifth Street, N.W.
                         Washington, D.C. 20549

      Call the SEC at 1-800-SEC-0330 for more information on obtaining information from the SEC's public reference rooms.


                               ARVIDA/JMB PARTNERS, L.P.

                               By:   ARVIDA/JMB MANAGERS, INC.
                                     its general partner





September [___], 2002

                                    ANNEX A


THE AMENDMENT

Article V, Section 5.5J of the Partnership Agreement currently reads as follows:

J. (i) The General Partner shall elect to pursue one of the following courses of action: (a) to cause the interests of the Holders to be listed and quoted on a United States national exchange or to be reported by the National Association of Securities Dealers Automated Quotation System (which may be done at any time on or prior to the date ten years from the Offering Termination Date); (b) to purchase, or to cause JMB or its Affiliates to purchase, on the date ten years from the Offering Termination Date all of the Interests of the Holders at their then appraised fair market value in accordance with the procedure set forth in subparagraph
(ii) below; or (c) to commence a liquidation phase on the date ten years from the Offering Termination Date which liquidation shall be completed within fifteen years after the Offering Termination Date; provided, however, that if the General Partner elects to pursue the course of action set forth in clause (a) above, the General Partner shall have the authority to cause the Interests of the Holders to be delisted or otherwise not so listed and quoted if the General Partner determines that such listing or quoting may result in adverse tax consequences to the Partnership or any Holder.

      (ii) In the event that the General Partner elects to purchase, or cause JMB to purchase or its Affiliates to purchase, all of the Interests of the Holders on the date ten years from the Offering Termination Date, an independent appraiser shall be selected by ML Real Estate Associates II and proposed by the General Partner for approval by the Limited Partners. Such appraiser shall be deemed approved by the Limited Partners unless objected to in writing by the Holders of a majority of the then outstanding Limited Partnership Interests within 45 days after Notification thereof is sent by the General Partner. The appraisal shall be requested by the General Partner sufficiently in advance to be received by the date ten years from the Offering Termination Date. The appraisal shall value the Interests as limited partnership interests in the Partnership with all of the rights and obligations pertinent thereto. The cost of obtaining the appraisal shall be borne equally by the Partnership and the purchaser of the Interests.
The General Partner shall then submit the appraisal of the value of the Interests to an independent nationally-recognized investment banking firm or real estate advisory company, which shall be retained by the General Partner specifically with respect to the determination of such value. The purchase of the Interests shall not be consummated unless the General Partner has obtained from such investment banking firm or real estate advisory company a letter of opinion, addressed to the Partnership, concluding that the appraised fair market value and the terms of the purchase are fair to the Holders of Interests. The General Partner shall have 120 days from receipt of a favorable letter of opinion to purchase, or to cause JMB or its Affiliates to purchase, the Interests from the Holders at their appraised fair market value.

      (iii) In the event the General Partner elects to commence a liquidation phase of the Partnership on the date ten years from the Offering Termination Date as provided in subparagraph (i) above, JMB and its Affiliates will be permitted to purchase at appraised fair market value any of the interests held by the Partnership in Properties in which JMB or any of its Affiliates (other than the Partnership) has an interest. The purchase price for the interest of the Partnership shall be determined by independent appraisal in the same manner as set forth in subparagraph (ii) above; provided, however, that the General Partner may not permit the sale of such interest of the Partnership to JMB or any Affiliate unless and until the Partnership has received a letter of opinion from an independent nationally recognized investment banking firm or real estate advisory company, addressed to the Partnership, to the effect that the appraised sales price and the other terms of the purchase are fair to the Partnership.

AS AMENDED, ARTICLE V, SECTION 5.5J OF THE PARTNERSHIP AGREEMENT (MARKED TO SHOW CHANGES FROM THE CURRENT PROVISION) WOULD READ AS FOLLOWS:

J. (i) The liquidation of the Partnership shall be completed on or prior to October 31, 2005; upon the completion of such liquidation, and consistent with Section 8.3 hereof, the General Partner, may, in its sole discretion, determine to contribute any remaining liquid assets of the Partnership, subject to all remaining obligations and liabilities (including contingent liabilities) of the Partnership, to a liquidating trust, with the Holders of Interests to receive their proportionate beneficial interests therein, for the purpose of providing an orderly payment and satisfaction of any such remaining obligations and liabilities and as promptly as is practicable thereafter, to make one or more liquidating distributions of any remaining funds to the holders of interests in such liquidating trust.

      (ii) JMB and its Affiliates will be permitted to purchase at appraised fair market value any of the interests held by the Partnership in Properties in which JMB or any of its Affiliates (other than the Partnership) has an interest. In such event, an independent appraiser shall be selected by ML Real Estate Associates II and proposed by the General Partner for approval by the Limited Partners. Such appraiser shall be deemed approved by the Limited Partners unless objected to in writing by the Holders of a majority of the then outstanding Limited Partnership Interests within 45 days after Notification thereof is sent by the General Partner. The appraisal shall be requested by the General Partner sufficiently in advance to be received by October 31, 2005. The appraisal shall value the interest in the Property or Properties to be sold to JMB or any Affiliate. The cost of obtaining the appraisal shall be borne equally by the Partnership and the purchaser of the interest in the Property or Properties. The General Partner shall then submit the appraisal of the value of the Property or Properties to an independent nationally-recognized investment banking firm or real estate advisory company, which shall be retained by the General Partner specifically with respect to the determination of such value. The sale of such interest of the Partnership to JMB or any Affiliate shall not be consummated unless and until the General Partner has obtained from such investment banking firm or real estate advisory company a letter of opinion, addressed to the Partnership, concluding that the appraised sales price and the other terms of the purchase are fair to the Partnership. The General Partner shall have 120 days from receipt of a favorable letter of opinion to purchase, or to cause JMB or its Affiliates to purchase, the Property or Properties at their appraised fair market value.

                                    [LOGO]


                           ARVIDA/JMB PARTNERS, L.P.
                              900 North Michigan
                           Chicago, Illinois   60611


                                    CONSENT

      The undersigned, a holder ("Holder" or "Holder of Interests") of record of units of limited partnership interests or assignee interests therein ("Interests") in Arvida/JMB Partners, L.P. (the "Partnership"), acting with respect to all of the Interests held by the undersigned, hereby:


    CONSENTS   [   ]       WITHHOLDS CONSENT   [   ]       ABSTAINS   [   ]

   ------------------------------------------------------------------------

with respect to the following amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 10, 1987 (as amended to date, the "Partnership Agreement"):

1. Section 5.5J of the Partnership Agreement is amended to read in its entirety as follows:

            "(i) The liquidation of the Partnership shall be completed on or prior to October 31, 2005; upon the completion of such liquidation, and consistent with Section 8.3 hereof, the General Partner, may, in its sole discretion, determine to contribute any remaining liquid assets of the Partnership, subject to all remaining obligations and liabilities (including contingent liabilities) of the Partnership, to a liquidating trust, with the Holders of Interests to receive their proportionate beneficial interests therein, for the purpose of providing an orderly payment and satisfaction of any such remaining obligations and liabilities and as promptly as is practicable thereafter, to make one or more liquidating distributions of any remaining funds to the holders of interests in such liquidating trust.

            (ii) JMB and its Affiliates will be permitted to purchase at appraised fair market value any of the interests held by the Partnership in Properties in which JMB or any of its Affiliates (other than the Partnership) has an interest. In such event, an independent appraiser shall be selected by ML Real Estate Associates II and proposed by the General Partner for approval by the Limited Partners. Such appraiser shall be deemed approved by the Limited Partners unless objected to in writing by the Holders of a majority of the then outstanding Limited Partnership Interests within 45 days after Notification thereof is sent by the General Partner. The appraisal shall be requested by the General Partner sufficiently in advance to be received by October 31, 2005. The appraisal shall value the interest in the Property or Properties to be sold to JMB or any Affiliate. The cost of obtaining the appraisal shall be borne equally by the Partnership and the purchaser of the interest in the Property or Properties. The General Partner shall then submit the appraisal of the value of the Property or Properties to an independent nationally-recognized investment banking firm or real estate advisory company, which shall be retained by the General Partner specifically with respect to the determination of such value. The sale of such interest of the Partnership to JMB or any Affiliate shall not be consummated unless and until the General Partner has obtained from such investment banking firm or real estate advisory company a letter of opinion, addressed to the Partnership, concluding that the appraised sales price and the other terms of the purchase are fair to the Partnership. The General Partner shall have 120 days from receipt of a favorable letter of opinion to purchase, or to cause JMB or its Affiliates to purchase, the Property or Properties at their appraised fair market value."


      IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE AMENDMENT.


      The undersigned hereby acknowledges receipt of the Consent
Solicitation Statement, dated September [___], 2002. This consent is solicited on behalf of Arvida/JMB Managers, Inc., the general partner of the Partnership, who recommends Holders of Interest "CONSENT" to the amendment.

      A fully completed, signed and dated copy of the consent form should be sent to the Solicitation Agent by mail or overnight courier to the appropriate address specified below, or by fax to the fax number specified below, prior to 5:00 p.m., Chicago time, on October [___], 2002.

      Completed and signed consents should be sent to our Solicitation Agent, [______________], by mail at [__________________]; by overnight courier service at [_________________]; or by fax at [_________________].


[Investor Name]
[Address]
[City State Zip]



CONSENT INSTRUCTIONS

1.    Please sign exactly as the name(s) appear hereon.

2. If Interests are held jointly by two or more persons, each joint holder must sign this consent.

3. A consent executed by a corporation, partnership or limited liability company should be signed in its name by an authorized officer or member, who must provide evidence satisfactory to the General Partner of authority to execute the consent.

4. Persons signing as attorney-in-fact, executor, administrator, trustee, or guardian, should so indicate when signing and provide evidence satisfactory to the General Partner of authority to execute the consent.



Dated:____________ ___, 2002


By signing below, the undersigned hereby acknowledges receipt of the Consent Solicitation Statement and the 2002 Annual Report of the
Partnership.



Signature(s)      ________________________________


__________________________________________________
Please print name(s)